Exhibit 10.1

The Company has redacted provisions or terms of this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K. While portions of the exhibit have been redacted, this exhibit includes a prominent statement on the first page of the exhibit that certain identified information has been excluded from the exhibit because it is both not material and is the type that the Registrant treats as private or confidential. The Company agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

Technical Development Service Agreement

Client (Party A): APEXVEST HOLDINGS LIMITED

Party B (the entrusted party): NINETECH TECHNOLOGY (HONGKONG) LIMITED

Date of Signing: June 8, 2026

Principal (Party A): APEXVEST HOLDINGS LIMITED

Authorized representative: DING WEI

Address: ROOM 805S, 8/F, BLOCK 1, 33 CANTON ROAD, TSIM SHA TSUI, KOWLOON, HONGKONG

Party B (the entrusted party): NINETECH TECHNOLOGY (HONGKONG) LIMITED

Legal representative: [           ]

Correspondence address: [         ]

In view of

1. Party A is a company legally established and validly existing in the British Virgin Islands. Due to business development needs, it intends to procure technology development services;

2. Party B is a limited company legally established and validly existing in the Hong Kong Special Administrative Region (hereinafter referred to as “Hong Kong”), possessing the qualifications and capabilities to provide relevant technology development services.

Based on the laws of the Hong Kong Special Administrative Region, Party A and Party B, acting on an equal, voluntary, fair, and mutually agreed basis, have reached the following agreement:

Article 1: Cooperation Content

1.1 Due to its own needs for developing the second-hand mobile phone sales and customer acquisition AI Agent project (hereinafter referred to as “AI Agent” or “Project”), Party A purchases technology development services from Party B. Specific development requirements are detailed in Annex I “Development Requirements Specification”.

1.2 The project development stages are as follows:

stage	stage name	Estimated construction period	Main deliverables
Phase One	Requirements refinement and system design	4 weeks	[ ]
Phase Two	Core Agent development	8 weeks	[ ]
Phase Three	System integration and interface development	8 weeks	[ ]
Phase Four	System testing and optimization	6 weeks	[ ]
Phase Five	Online deployment and training	4 weeks	[ ]

1.3 Both parties involved in this project will be personally liaised by designated personnel:

Party A’s dedicated contact person: [            ], email: [            ]

Party B’s dedicated contact person: [           ], email: [              ]

1.4 Service Term: From the effective date of this Agreement until May 31, 2027, or until the date on which both parties confirm in writing that all services have been delivered, whichever is later.

Article 2 Service Fee and Payment Method

2.1 Total contract framework price

The total framework service fee for this project is USD3,000,000.00 (in words: Three Million US Dollars), which is the estimated ceiling amount for the entire project cycle and is not a fixed settlement price. The final total settlement fee will be calculated based on the actual completed workload at each stage and the stage settlement documents signed and confirmed by both parties. The actual total settlement amount may be lower than the total framework price, and without written additional requirements from Party A, the final settlement amount shall not exceed the total framework price.

2.2 Payment nodes, triggering conditions, and settlement rules

This project is divided into five phases, with payments settled based on actual completion progress. The proportion of each milestone to the “total framework price” remains unchanged. The payment amount for each phase = total framework price × corresponding milestone proportion. Before each payment, both parties sign the “Phase Workload Settlement Confirmation Form”, and the settlement is based on actual performance results. If the standards are not met, the current payment will be reduced according to the acceptance deduction terms:

payment node	Trigger payment conditions	Framework proportion	Current reference upper limit amount (USD)	Acceptance & Settlement Standards
the first node	Within 15 working days after the contract is signed and takes effect, Party B shall complete the detailed requirements and system design results, which shall be subject to written review and approval by Party A	[ ]%	[ ]	[ ]
Section Two	The core agent has been developed and successfully passed the unit test acceptance	[ ]%	[ ]	[ ]
Third node	System integration, third-party docking, and interface joint debugging have been completed, and the integration test has been successfully accepted	[ ]%	[ ]	[ ]
The fourth node	The entire system has been tested, and the user acceptance test (UAT) has been signed off	[ ]%	[ ]	[ ]
The fifth node	The system has been officially launched and has been running stably for one month, and the training and delivery of the complete set of documents have been completed	[ ]%	[ ]	[ ]

1. Price adjustment due to change in requirements: If Party A proposes in writing to add/change development requirements, both parties shall sign a supplementary agreement to agree on the incremental costs, which shall not be included in the original framework limit of 3 million yuan; for additional development without a written supplementary agreement, Party A shall not settle the payment.

2. Stage deduction rules: If the single-stage inspection fails to fully meet the standards, both parties may agree to deduct the current settlement payment according to the proportion of defects; if Party B’s rectification still fails to pass the inspection, Party A has the right to suspend payment for that milestone until the rectification is satisfactory.

3. Final completion settlement: If the actual settlement amount of the project is less than USD 3 million, the actual amount shall be deemed as the final total contract price, and the remaining framework credit shall be automatically invalidated, with no payment required from Party A.

2.3 Invoice and Taxation

2.3.1 Party B shall issue a commercial invoice to Party A prior to Party A’s payment. The invoice must clearly list the service items, amount, date, and Party B’s company name.

2.3.2 If any withholding tax, remittance fee, or other taxes are incurred due to cross-border payments, both parties shall negotiate and bear the responsibility in accordance with applicable laws and international tax treaties.

2.4 Party B’s bank account information:

Company Name: [          ]

Company address: [         ]

Bank Name: [         ]

Bank address: 4[         ]

Bank code: [          ]

Account number: [         ]

SWIFT Code：[           ]

Article 3 Intellectual Property and Confidentiality Obligations

3.1 Intellectual property rights

3.1.1 The intellectual property rights (including but not limited to copyrights, patents, trademarks, trade secrets, and all other intellectual property rights) of all achievements generated by the completion of development services (including but not limited to source code, object code, technical documents, design drawings, user interfaces, database structures, and other relevant materials, hereinafter referred to as “work achievements”) shall be solely owned by Party A from the date of their creation.

3.1.2 If Party A applies for intellectual property registration or protection for the work results (including but not limited to copyright under the Hong Kong Copyright Ordinance (Chapter 528), patent under the Hong Kong Patents Ordinance (Chapter 514), registered design under the Hong Kong Registered Designs Ordinance (Chapter 522), and corresponding intellectual property rights in mainland China or other jurisdictions), Party B shall provide all reasonable assistance, including but not limited to providing application materials, source code, and relevant technical documents.

3.1.3 Without the prior written permission of Party A, Party B shall not use the work results for any other commercial purposes, nor shall it provide or disclose the work results to any third party (including internal personnel of Party B unrelated to this project) in any manner.

3.1.4 Party B guarantees that the services it provides and the work results it delivers do not infringe upon the intellectual property rights of any third party. If any claims, lawsuits, or disputes arise due to the infringement of third-party intellectual property rights by the services or work results provided by Party B, Party B shall bear full responsibility and compensate Party A for all losses incurred as a result.

3.2 Confidentiality obligation

3.2.1 “Confidential Information” as referred to in this Agreement means all non-public information disclosed by one party (“Disclosing Party”) to the other party (“Receiving Party”) in connection with this Agreement, including but not limited to trade secrets, technical information, customer information, financial data, business plans, source codes, and other information contained or disclosed in any form (written, oral, electronic, or otherwise).

3.2.2 The confidentiality period shall be during the performance of this Agreement and for [one] year after the termination of this Agreement. After the expiration of the confidentiality period, if the relevant confidential information still constitutes a trade secret or remains protected by law, the receiving party shall continue to bear the confidentiality obligation until such information enters the public domain.

3.2.3 During the confidentiality period, the receiving party may only use the confidential information for the purpose of fulfilling this agreement, and may only disclose it to relevant personnel who have a genuine need to know for the purpose of fulfilling this agreement. The receiving party shall ensure that its relevant personnel adhere to the same confidentiality obligations as the receiving party. If any relevant personnel violate the confidentiality obligations, the party to which such personnel belong shall bear all legal responsibilities.

3.2.4 Upon termination or expiration of this Agreement, the receiving party shall, as required by the disclosing party, destroy or return all confidential information and its copies (including electronic documents) obtained, and provide written confirmation to the disclosing party.

3.2.5 The confidentiality obligation does not apply to the following information: (a) information that the receiving party legally holds before disclosure; (b) information that has entered the public domain through no fault of the receiving party; (c) information that the receiving party legally obtains from a third party with the right to disclose; (d) information that must be disclosed according to applicable laws, regulatory provisions, or judicial/government orders (provided that the receiving party shall notify the disclosing party in advance as reasonably practicable).

Article 4: Personnel Management and Operating Terms

4.1 Agreement on idle man-days

In human resource buyout services, Party A must plan the work tasks for Party B’s personnel, and the specific task allocation shall be reasonably determined through communication and negotiation between the contact persons of both parties. In the event of personnel idling, the idle person-days shall be borne by Party A, and Party B shall settle the account with Party A based on the number of buyout personnel’s attendance person-days.

4.2 Agreement on working hours

During the period when Party B’s personnel work at Party A’s premises, their working hours shall be calculated based on Party A’s working schedule as normal working days, with specific work and rest times referring to Party A’s work schedule. Overtime on Saturdays, Sundays, and working days shall be calculated as overtime. Overtime on national statutory holidays (including mainland China’s statutory holidays and Hong Kong public holidays, subject to the actual workplace) shall be calculated at no less than three times the normal hourly wage.

Note: Party B shall not work overtime without authorization. Overtime work must be officially notified by Party A in writing or via email (the notification must specify the overtime personnel and the start and end time of overtime). Both parties shall ensure that the overtime arrangement complies with the relevant provisions of the Employment Ordinance (Chapter 57) of Hong Kong or the Labor Law of the Mainland (whichever is applicable to the actual workplace).

4.3 Agreement on personnel management

During the period when Party B’s personnel work at Party A’s premises, they must abide by Party A’s rules and regulations. If they violate the rules and regulations, disobey management, and the circumstances are serious, and they still do not correct their behavior after three warnings, Party A has the right to request Party B to replace the personnel, and the newly arranged personnel must be in place within five working days. At the same time, Party B must pay a penalty to Party A equal to three times the monthly service fee for each violating personnel. If the penalty is insufficient to compensate for the actual losses caused to Party A, Party B must compensate Party A according to the actual losses (including but not limited to: Party A’s travel expenses for safeguarding rights, attorney fees, litigation fees, or arbitration fees, etc. Hereinafter, “losses” includes this content).

If Party B violates the agreement and fails to arrange for a replacement to be in place within five working days, Party A shall have the right to require Party B to pay a delay penalty calculated based on the daily service fee of the relevant personnel for each day of delay. If such penalty is insufficient to compensate Party A for any actual losses incurred, Party B shall make compensation according to the actual losses suffered by Party A.

4.4 Conventions for office management

Party A shall establish corresponding contact persons for Party B, responsible for daily communication and coordination with Party B’s personnel, providing them with a good working environment and corresponding software and hardware environment, cooperating with Party B in project system installation, testing, implementation, training, operation, as well as supporting the system environment for VPN remote access.

4.5 Agreement on personnel replacement

Party A is obligated to maintain the stability of its personnel. Both parties may negotiate personnel rotations based on the situation. In case of special circumstances such as personnel departure or rotation that necessitates a change, Party B must provide at least thirty days’ written notice to Party A and offer suitable candidates for Party A to interview. Upon passing the interview, the work handover shall be carried out. In principle, the handover period is approximately one working week.

4.6 Agreement on personnel return

If Party A needs to return the personnel who have been bought out, in addition to paying off the attendance costs already incurred, Party A must also compensate Party B for the losses caused thereby, based on the full-attendance cost of one month for that personnel, except where Party A returns the personnel due to Party B’s personnel violating Article 4.3 of this agreement or other breaches of contract.

4.7 Agreement on personnel scheduling

Regarding the human resources bought out by Party A, during the buyout period, without the permission of Party A, Party B shall not arbitrarily transfer the consultants bought out by Party A (except for resignation).

4.8 Agreement on task allocation

The work tasks assigned by Party A to Party B’s personnel must be reasonable. If the workload of the tasks arranged by Party A is too high, resulting in frequent overtime work for Party B’s personnel, Party B has the right to raise a written objection, and both parties shall negotiate in good faith to adjust the work arrangement.

4.9 Personal data protection

During the performance of this agreement, if both parties are involved in the handling of personal data, they shall comply with the relevant provisions of the Personal Data (Privacy) Ordinance of Hong Kong (Chapter 486) and the Personal Information Protection Law of the People’s Republic of China applicable to Party A. Without the consent of the data subject and legal permission, neither party shall use the personal data obtained due to this agreement for purposes beyond the scope of this agreement.

Article 5 Liability for Breach of Contract

Upon the entry into force of this agreement, both Party A and Party B shall fully fulfill their obligations under the agreement. If either party breaches the agreement, it shall bear the liability for breach of contract as agreed and compensate the other party for any losses incurred as a result.

Article 6 Cancellation and Termination of the Agreement

6.1 Right of arbitrary termination: From the date of signing this contract, Party A has the right to unilaterally terminate this contract early by giving a ten (10) days’ notice in writing to Party B. If Party A terminates the contract pursuant to this clause, the contract shall officially terminate on the tenth day from the date the notice is served to Party B. After the termination of the contract, Party A shall not be liable for any unpaid service fees, nor shall it pay compensation or indemnity for any preparations made by Party B to fulfill this contract. Party B shall not request Party A to pay the aforementioned unpaid amounts for any reason.

6.2 In any of the following circumstances, one party shall have the right to terminate this agreement by written notice:

(a) The other party commits a serious breach of any provision under this agreement and fails to rectify such breach within thirty days after receiving written notice;

(b) The other party enters into bankruptcy, liquidation, or similar proceedings, or makes an assignment for the benefit of creditors, or ceases to operate;

(c) The Agreement cannot be further performed due to the force majeure event lasting for more than thirty days.

6.3 Upon the completion of all obligations under this agreement by both parties, this agreement shall automatically terminate.

6.4 The dissolution or termination of this Agreement shall not affect the validity of the following provisions: (a) Article 3 (Intellectual Property and Confidentiality Obligations); (b) Article 5 (Liability for Breach of Contract); (c) Article 8 (Dispute Resolution); and (d) provisions in Article 9 (Other Provisions) that, by their nature, should survive the termination of the Agreement.

Article 7 Force Majeure

7.1 Force majeure, as referred to in this agreement, denotes any objective event that is unforeseeable, unavoidable, and insurmountable by either party, encompassing but not limited to earthquakes, floods, typhoons (with a tropical cyclone warning signal of No. 8 or above), tsunamis, wars, riots, strikes, fires, epidemics, or governmental actions.

7.2 If one party is unable to perform this agreement as agreed due to force majeure, it may be partially or fully exempted from liability depending on the impact of the force majeure. However, it shall promptly notify the other party in writing within seven days after becoming aware of the occurrence of the force majeure event, and provide relevant supporting documents to the other party within fifteen days from the date of the end of the force majeure event.

7.3 During the duration of a force majeure event, both parties shall take reasonable measures to mitigate losses. After the force majeure event ends, the affected party shall resume fulfilling its obligations under this agreement as soon as possible.

Article 8 Dispute Resolution

8.1 Any dispute arising under or in connection with this Agreement shall be resolved by the parties through friendly negotiation first.

8.2 If the negotiation fails, the dispute shall be submitted to the BVI International Arbitration Centre (BVI IAC) for arbitration. The arbitration shall take place in the British Virgin Islands (BVI) and the language of the arbitration shall be English.

8.3 During the dispute resolution period, except for the matters under dispute, both parties shall continue to fulfill their other obligations under this agreement.

Article 9: Other Provisions

9.1 Effectiveness

This agreement shall come into effect upon the signing by the authorized representatives of both parties (if the signatory is a company, the company seal or steel seal shall be affixed). This agreement is executed in duplicate, with each copy having equal legal effect, and each party shall hold one copy.

9.2 Entire Agreement

This agreement constitutes the entire agreement between the parties regarding the subject matter hereof, superseding any previous oral or written agreements, memorandums of understanding, or communications between the parties regarding the same matter. Any modifications to this agreement shall be valid only if signed in writing by both parties.

9.3 Document composition and interpretation order

This agreement, its appendices, and all written documents generated during the performance of this agreement, upon being signed and confirmed by both parties, shall constitute an integral part of this agreement and shall have the same legal effect as this agreement. Unless otherwise specified, the order of interpretation shall be based on the later generation time of the document.

9.4 Supplementary Agreement

For any matters not covered in this agreement, both parties may negotiate and sign a supplementary agreement, which shall have the same legal effect as this agreement.

9.5 Severability

If any provision of this Agreement is deemed invalid or unenforceable by a court or arbitration tribunal with jurisdiction, such provision shall be modified to the extent feasible to fulfill the commercial intentions of both parties, and the remaining provisions shall remain valid and fully effective.

9.6 Never give up

The failure or delay of any party to exercise any right or remedy under this Agreement shall not be construed as a waiver of such right or remedy.

9.7 Notice

All notices under this Agreement shall be sent in writing (including email) to the mailing address or email address specified at the beginning of this Agreement. Notices shall be deemed delivered at the following times: (a) personal delivery - upon delivery; (b) email - upon sending (provided that the sender does not receive a notification of failure to send); (c) registered mail - on the fifth business day after posting. If either party changes its mailing address or email address, it shall notify the other party in writing five business days in advance.

The email addresses for receiving notifications from all parties are as follows:

Party A

Recipient: [          ]

Email: [            ]

Party B

Recipient: [           ]

Email: [              ]

9.8 Governing Law

The formation, validity, interpretation, performance, and dispute resolution of this agreement shall be governed by the laws of the British Virgin Islands.

(The following page is intentionally left blank for the signature of the agreement)

(This page is for the signature of the agreement)

Party A: APEXVEST HOLDINGS LIMITED	Party B: NINETECH TECHNOLOGY (HONGKONG) LIMITED

Seal	Seal

Signed by authorized representative:	Signed by authorized representative:

Name (in regular script): DING WEI	Name (in regular script):

Position: CEO	Position: ________________________

Appendix I

Development Requirements Specification

Appendix II

Project acceptance form template

Party B (Implementer)	Party A (the business party)

Project Name	Party B’s project manager

Project Code	delivery date

deliverables

Delivery module	Delivery content (or implementation content)

Opinions of the business side

review results	☐ Acceptance approved	☐ Inspection failed

signed and stamped

Party A	Party B

Company Seal	Company Seal
Signature of project leader:	Signature of project leader:
Date of signature:	Date of signature: